Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES LAUNCH OF PRIVATE OFFERING OF SENIOR NOTES AND

CONDITIONAL REDEMPTION OF EXISTING SENIOR NOTES

LAVAL, Quebec, Nov. 18, 2020 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has launched an offering of a combined $1.75 billion aggregate principal amount of new senior notes due 2029 (the “2029 Notes”) and new senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). Bausch Health intends to use the proceeds from the offering of the Notes, along with cash on hand, to fund the conditional redemption (the “Redemption”) in full of its outstanding €1.5 billion aggregate principal amount of 4.50% Senior Notes due 2023 (the “Existing Notes”) and to pay related fees and expenses.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and existing senior notes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

The Company also announced that it intends to issue a conditional notice of redemption today to redeem the full aggregate principal amount of outstanding Existing Notes. The Redemption will be conditioned upon the completion by the Company or its subsidiaries of one or more debt financings in an aggregate principal amount of at least $1.75 billion (the “Condition”).

A copy of the conditional notice of redemption with respect to the Existing Notes will be issued to the record holders of the Existing Notes. Payment of the redemption price and surrender of the Existing Notes for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company on Dec. 18, 2020, unless the Condition is not satisfied, in which case the redemption date will be delayed until the Condition is satisfied. The name and address of the paying agent are as follows: The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon; 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057; Attn: Redemption Unit; Tel: (800) 254- 2826.

The foregoing transactions are subject to market and other conditions and are anticipated to close in the fourth quarter of 2020. However, there can be no assurance that the Company will be able to successfully complete the transactions, on the terms described above, or at all.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of the Notes and the details thereof, including the proposed use of proceeds therefrom and other expected effects of the offering of the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease), other risks related to our business, including risks related to our pending legal and governmental proceedings, legislative and policy efforts, actions by the U.S. Food and Drug Administration and other regulators, our substantial debt, uncertainties associated with acquisitions and product launches, and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus on a global basis in the fourth quarter of 2020; that the strict social restrictions seen earlier this year will not be materially re-enacted in the event of a material resurgence of the virus; that there will be an ongoing gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic run their course; that the largest impact to the Company’s businesses were seen in the second quarter of 2020 although we expect additional COVID-19 pandemic related declines in the year-over-year revenues in the remainder of 2020 in many of our businesses and geographies; anticipate that our affected businesses could possibly return to pre-pandemic levels as early as late 2020 or in 2021, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2021; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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